Exhibit 99.1

DigitalOcean Announces Third Quarter 2021 Financial Results
Revenue Growth Accelerated to 37% and Net Dollar Retention Rate Increased to 116%
Average Revenue Per Customer Grew 28% Year-over-Year
NEW YORK, November 4, 2021 – DigitalOcean Holdings, Inc. (NYSE: DOCN), the cloud for developers, startups and SMBs, today announced results for its third quarter ended September 30, 2021.
“We are excited about the continued acceleration across our business,” said Yancey Spruill, CEO of DigitalOcean. “We are building the foundation for durable 30%+ revenue growth with strong free cash flow generation driven by investments in product innovation to support our customers’ needs and sales and marketing initiatives to further penetrate our massive market opportunity.”
Third Quarter 2021 Financial Highlights:
•Revenue was $111.4 million, an increase of 37% year-over-year.
•Annual Run-Rate Revenue (ARR) ended the quarter at $455 million, an increase of 36% year-over-year.
•GAAP Gross Profit of $67.9 million or 61% of revenue, and adjusted Gross Profit of $89.0 million or 80% of revenue.
•Loss from operations was $1.7 million and operating margin was (1)% as compared to loss from operations of $6.7 million and operating margin of (8)% in the prior year period.
•Adjusted EBITDA was $36.4 million and adjusted EBITDA margin was 33% of revenue as compared to adjusted EBITDA of $26.4 million and adjusted EBITDA margin of 33% in the prior year period.
•GAAP net loss per share was $(0.02) and non-GAAP diluted net income per share was $0.12.
•Cash flow from operations was $40.2 million or 36% of revenue as compared to cash flow from operations of $23.3 million or 29% of revenue in the prior year period, an increase of 73%.
•Capital expenditures were $26.7 million or 24% of revenue as compared to $26.1 million or 32% of revenue in the prior year period.
•Cash, cash equivalents, and restricted cash were $592.0 million with zero debt as of September 30, 2021.

Third Quarter 2021 Operational Highlights:
•Net Dollar Retention Rate (NDR) was 116%, an increase of 1,200 basis points from the third quarter 2020.
•Average Revenue Per Customer (ARPU) in the quarter was $61.97, an increase of 28% over the third quarter 2020.
•Total customers of approximately 598K at the end of the quarter, up 7% as compared to the third quarter 2020.
•Acquired Nimbella, a serverless platform, built on open-source software, that is designed to simplify the cloud programming experience and help developers and SMBs focus more on application development and business outcomes and less on managing the underlying infrastructure.
Financial Outlook
Based on information available as of November 4, 2021, for the fourth quarter of 2021 we expect:
•Total revenue of $117 to $119 million.
•Adjusted EBITDA margin of 30% to 31%.
•Fully diluted weighted average shares outstanding of 122 to 124 million shares.

For the full year 2021, we expect:
•Total revenue of $426 to $428 million.
•Adjusted EBITDA margin of 30% to 31%.
•Fully diluted weighted average shares outstanding of 116 to 118 million shares.
•Capital expenditures as a percentage of revenue of 25% to 26%.
A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to our results computed in accordance with GAAP.
Conference Call Information:
DigitalOcean will host a conference call today, November 4, 2021, at 8:00 a.m. ET to review its results. The call can be accessed by dialing (833) 282-0024 from the United States or (236) 714-3495 internationally with conference ID 1553097. A live webcast and replay of the conference call can be accessed from the DigitalOcean investor relations website at http://investors.digitalocean.com.
Following the completion of the call, a telephonic replay will be available through 11:59 PM ET on November 11, 2021 at (800) 585-8367 from the United States or (416) 621-4642 internationally with conference ID 1553097.
About DigitalOcean
DigitalOcean simplifies cloud computing so developers and businesses can spend more time building software that changes the world. With its mission-critical infrastructure and fully managed offerings, DigitalOcean helps developers, startups and small and medium-sized businesses (SMBs) rapidly build, deploy and scale applications to accelerate innovation and increase productivity and agility. DigitalOcean combines the power of simplicity, community, open source and customer support so customers can spend less time managing their infrastructure and more time building innovative applications that drive business growth.
Forward‑Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our performance, including but not limited to statements in the section titled “Financial Outlook.” The forward-looking statements contained in this release and the accompanying earnings call referenced in this release are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to: (1) our recent growth may not be indicative of our future growth; (2) our history of operating losses; (3) our limited operating history; (4) our ability to attract and retain customers and/or expand usage of our platform by such customers; (5) breaches in our security measures allowing unauthorized access to our platform, our data, or our customers’ data; (6) our ability to release updates and new features to our platform and adapt and respond effectively to rapidly changing technology or customer needs; (7) the competitive markets in which we participate; (8) the rapidly evolving laws and industry standards that relate to privacy, data security, liability for service providers regarding the activities of customers, and access to the internet; (9) risks associated with successfully managing our growth; and (10) general market, political, economic, and business conditions.
Further information on these and additional risks, uncertainties, assumptions and other factors that could cause actual results or outcomes to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Form 10-Q for the second quarter ended June 30, 2021 filed with the SEC on August 6, 2021 and the Form 10-Q that will be filed for the third quarter ended September 30, 2021 and other filings and reports we make with the Securities and Exchange Commission from time to time.

We operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur. The forward-looking statements made in this release relate only to events as of the date on which the statements are made. We assume no obligation to, and do not currently intend to, update any such forward-looking statements after the date of this release.
About Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with non-GAAP financial measures including: (i) adjusted gross profit and adjusted gross margin; (ii) adjusted EBITDA and adjusted EBITDA margin; (iii) non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. These measures are presented for supplemental informational purposes only, have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Our calculations of each of these measures may differ from the calculations of measures with the same or similar titles by other companies and therefore comparability may be limited. Because of these limitations, when evaluating our performance, you should consider each of these non-GAAP financial measures alongside other financial performance measures, including the most directly comparable financial measure calculated in accordance with GAAP and our other GAAP results. A reconciliation of each of our non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP as set forth in the tables in the section Reconciliation of GAAP to Non-GAAP data.
Adjusted Gross Profit and Adjusted Gross Margin
We believe adjusted gross profit and adjusted gross margin, when taken together with our GAAP financial results, provides a meaningful assessment of our performance, and is useful for the preparation of our annual operating budget and quarterly forecasts.
We define adjusted gross profit as gross profit exclusive of stock-based compensation, amortization of capitalized internal-use software development costs and depreciation of our data center equipment included within Cost of revenue. We exclude stock-based compensation, which is a non-cash item, because we do not consider it indicative of our core operating performance. We exclude depreciation and amortization, which primarily relates to our investments in our data center servers that are long lived assets with an economic life of five years, because it may not reflect our current or future cash spending levels to support our business. While we intend to spend a significant amount on capital expenditures on an absolute basis in the coming years, our capital expenditures as a percentage of revenue has declined significantly and will continue to decline. We define adjusted gross margin as a percentage of adjusted gross profit to revenue.
Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as net loss attributable to common stockholders, adjusted to exclude depreciation and amortization, stock-based compensation, interest expense, income tax expense, loss on extinguishment of debt, restructuring and severance expense, asset impairment, revaluation of warrants, acquisition related costs, a release of a VAT reserve and other charges. We believe that adjusted EBITDA, when taken together with our GAAP financial results, provides meaningful supplemental information regarding our operating performance and facilitates internal comparisons of our historical operating performance on a more consistent basis by excluding certain items that may not be indicative of our business, results of operations or outlook. In particular, we believe that the use of adjusted EBITDA is helpful to our investors as it is a measure used by management in assessing the health of our business, determining incentive compensation, evaluating our operating performance, and for internal planning and forecasting purposes.
Non-GAAP net income (loss) and Non-GAAP diluted net income (loss) per share
We define non-GAAP net income (loss) as GAAP net loss, excluding stock-based compensation, amortization of acquired intangibles, acquisition related costs, and a release of a VAT reserve. We define non-GAAP diluted net income (loss) per share as non-GAAP net income (loss) divided by the weighted-average shares including the dilutive effects of our convertible preferred stock, warrants, stock options, RSUs and PRSUs.
We believe non-GAAP net income (loss) per share provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons of operations, as this metric generally eliminates the effects of unusual or non-recurring items from period to period for reasons unrelated to overall operating performance.

Key Business Metrics:
We utilize the key metrics set forth below to help us evaluate our business and growth, identify trends, formulate financial projections and make strategic decisions.
Customers
We define a customer at the end of any period as a person or entity who has incurred usage in the period and, as a result, has generated an invoice of greater than $0 for that period. We treat each customer that generates an invoice as a unique customer, and a single organization with multiple divisions, segments or subsidiaries may be counted as multiple customers if they separately signed up on our platform.
ARPU
We calculate ARPU on a monthly basis as our total revenue in that period divided by the number of customers determined as of the last day of that period. For a quarterly or annual period, ARPU is determined as the weighted average monthly ARPU over such three or 12-month period.
ARR
We calculate ARR at a point in time by multiplying the latest monthly period’s revenue by 12.
Net Dollar Retention Rate
We calculate net dollar retention rate monthly by starting with the revenue from the cohort of all customers during the corresponding month 12 months prior, or the Prior Period Revenue. We then calculate the revenue from these same customers as of the current month, or the Current Period Revenue, including any expansion and net of any contraction or attrition from these customers over the last 12 months. The calculation also includes revenue from customers that generated revenue before, but not in, the corresponding month 12 months prior, but subsequently generated revenue in the current month and are therefore reflected in the Current Period Revenue. We include this group of re-engaged customers in this calculation because our customers frequently use our platform for projects that stop and start over time. We then divide the total Current Period Revenue by the total Prior Period Revenue to arrive at the net dollar retention rate for the relevant month. For a quarterly or annual period, the net dollar retention rate is determined as the average monthly net dollar retention rates over such three or 12-month period.
Capital Expenditures as a Percentage of Revenue
We calculate capital expenditures as a percentage of revenue by dividing total capital expenditures during the period, including purchases of intangible assets, seller financed equipment purchases and acquisition of property and equipment from capital leases, by revenue.
Investor Contact
Rob Bradley
investors@digitalocean.com
Media Contact
Shannon Paulk
press@digitalocean.com

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(unaudited)

	September 30, 2021	December 31, 2020
Cash and cash equivalents	$589,750	$100,311
Accounts receivable, less allowance for doubtful accounts of $3,602 and $3,104, respectively	36,505	28,098
Prepaid expenses and other current assets	16,528	19,544
Total current assets	642,783	147,953

Property and equipment, net	241,083	238,956
Restricted cash	2,226	2,226
Goodwill	32,170	2,674
Intangible assets	43,266	34,649
Deferred tax assets	82	82
Other assets	4,215	3,712
Total assets	$965,825	$430,252

Accounts payable	12,689	12,433
Accrued other expenses	28,412	27,025
Deferred revenue	5,136	4,873
Current portion of long-term debt	—	17,468
Other current liabilities	11,340	22,986
Total current liabilities	$57,577	$84,785

Deferred tax liabilities	207	211
Long-term debt	—	242,215
Other long-term liabilities	1,608	2,061
Total liabilities	$59,392	$329,272
Commitments and Contingencies

Convertible preferred stock	$—	$173,074

Preferred stock ($0.000025 par value per share; 10,000,000 and 0 shares authorized; 0 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively)	$—	$—
Common stock ($0.000025 par value; 750,000,000 and 111,400,000 shares authorized; 110,990,479 and 45,299,339 issued; and 109,022,251 and 43,331,111 outstanding as of September 30, 2021 and December 31, 2020, respectively)	2	1
Treasury stock, at cost (1,968,228 shares at September 30, 2021 and December 31, 2020)	(4,598)	(4,598)
Additional paid-in capital	1,085,788	99,783
Accumulated other comprehensive loss	(346)	(245)
Accumulated deficit	(174,413)	(167,035)
Total stockholders’ equity (deficit)	$906,433	$(72,094)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$965,825	$430,252

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue	$111,428	$81,160	$308,899	$230,863
Cost of revenue	43,506	37,063	126,195	106,951
Gross profit	67,922	44,097	182,704	123,912
Operating expenses:
Research and development	29,927	19,706	79,450	54,313
Sales and marketing	13,312	7,700	35,545	24,111
General and administrative	26,354	23,411	68,756	62,917
Total operating expenses	69,593	50,817	183,751	141,341

Loss from operations	(1,671)	(6,720)	(1,047)	(17,429)

Other (income) expense:
Interest expense	186	3,190	2,675	10,485
Loss on extinguishment of debt	—	—	3,435	259
Other (income) expense, net	140	438	(157)	679
Other (income) expense	326	3,628	5,953	11,423

Loss before income taxes	(1,997)	(10,348)	(7,000)	(28,852)
Income tax (benefit) expense	(145)	(134)	378	865
Net loss attributable to common stockholders	$(1,852)	$(10,214)	$(7,378)	$(29,717)
Net loss per share attributable to common stockholders, basic and diluted	$(0.02)	$(0.24)	$(0.08)	$(0.72)
Weighted-average shares used to compute net loss per share, basic and diluted	107,955	42,215	88,265	41,197

DIGITALOCEAN HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2021	2020
Operating activities
Net loss attributable to common stockholders	$(7,378)	$(29,717)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	64,922	55,203
Loss on impairment	212	1,222
Stock-based compensation	37,380	24,865
Non-cash interest expense	386	907
Loss on extinguishment of debt	3,435	259
Revaluation of warrants	(556)	452
Bad debt expense	6,055	9,386
Release of VAT reserve	3,188	—
Other	477	(139)
Changes in operating assets and liabilities:
Accounts receivable	(14,462)	(13,045)
Prepaid expenses and other current assets	(134)	(8,934)
Accounts payable and accrued expenses	4,001	824
Deferred revenue	263	(267)
Other assets and liabilities	2,587	(869)
Net cash provided by operating activities	100,376	40,147

Investing activities
Capital expenditures - property and equipment	(66,480)	(69,807)
Capital expenditures - internal-use software development	(4,297)	(10,159)
Purchase of intangible assets	(5,636)	(5,118)
Cash paid for acquisition of businesses, net of cash acquired	(5,000)	—
Proceeds from sale of equipment	209	—
Net cash used in investing activities	(81,204)	(85,084)

Financing activities
Repayment of capital leases	—	(699)
Repayment of notes payable	(33,214)	(8,347)
Proceeds from third-party secured financings	—	7,795
Repayment of term loan	(166,813)	(72,438)
Proceeds from issuance of term loan	—	170,000
Repayment of borrowings under revolving credit facility	(63,200)	(84,500)
Proceeds from borrowings under revolving credit facility	—	63,200
Payment of debt issuance costs	—	(3,274)
Proceeds related to the issuance of common stock under equity incentive plan, net of taxes withheld	12,138	11,402
Proceeds from the issuance of convertible preferred stock	—	49,810
Payment of initial public offering costs	—	(247)
Proceeds from initial public offering, net of underwriting discounts and commissions and other offering costs	723,126	—
Employee payroll taxes paid related to net settlement of restricted stock units	(1,770)	—
Net cash provided by financing activities	470,267	132,702

Increase in cash, cash equivalents and restricted cash	489,439	87,765
Cash, cash equivalents and restricted cash - beginning of period	102,537	35,886
Cash, cash equivalents and restricted cash - end of period	$591,976	$123,651

DIGITALOCEAN HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(in thousands)
(unaudited)
Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Gross profit	$67,922	$44,097	$182,704	$123,912
Adjustments:
Depreciation and amortization	20,838	17,934	60,105	50,846
Stock-based compensation	196	302	797	394
Adjusted gross profit	$88,956	$62,333	$243,606	$175,152
Gross margin	61%	54%	59%	54%
Adjusted gross margin	80%	77%	79%	76%
Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net loss attributable to common stockholders	$(1,852)	$(10,214)	$(7,378)	$(29,717)

Adjustments:
Depreciation and amortization	$22,382	$19,481	$64,922	$55,203
Stock-based compensation(1)	18,555	12,726	37,380	24,865
Interest expense	186	3,190	2,675	10,485
Income tax (benefit) expense	(145)	(134)	378	865
Loss on extinguishment of debt	—	—	3,435	259
Restructuring and severance(2)	—	254	—	4,176
Asset impairment(3)	212	536	212	1,222
Revaluation of warrants	—	165	(556)	452
Acquisition related costs	280	—	280	—
Release of VAT reserve(4)	(3,188)	—	(3,188)	—
Other(5)	—	416	315	994
Adjusted EBITDA	$36,430	$26,420	$98,475	$68,804
Revenue	$111,428	$81,160	$308,899	$230,863
Adjusted EBITDA margin	33%	33%	32%	30%
________________
(1)Stock-based compensation for the three and nine months ended September 30, 2020 includes compensation of $10.2 million and $18.3 million, respectively, related to secondary sales of common stock by certain current and former employees. There were no such expenses recorded for the three and nine months ended September 30, 2021.
(2)Consists primarily of expenses related to changes in our senior leadership, sales and infrastructure teams.
(3)Consists of internal-use software impairment charges related to software that is no longer being used.
(4)Resolution of certain tax matters in certain jurisdictions with relevant authorities.
(5)Consists primarily of third-party consulting costs to enhance our finance function.

DIGITALOCEAN HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP DATA
(in thousands)
(unaudited)
Non-GAAP net income (loss) and Non-GAAP diluted net income (loss) per share

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
GAAP Net loss attributable to common stockholders	$(1,852)	$(10,214)	$(7,378)	$(29,717)
Stock-based compensation(1)	18,555	12,726	37,380	24,865
Amortization of acquired intangibles	168	76	320	228
Acquisition related costs	280	—	280	—
Release of VAT reserve(2)	(3,188)	—	(3,188)	—
Income tax effects of non-GAAP adjustments(3)	197	37	89	12
Non-GAAP Net income (loss)(4)	$14,160	$2,625	$27,503	$(4,612)
Non-GAAP Diluted net income (loss) per share(4)(5)	$0.12	$0.03	$0.24	$(0.11)
Weighted-average shares used to compute Non-GAAP diluted net income (loss) per share(5)	120,854	90,746	114,815	41,197
___________________
(1)Stock-based compensation for the three and nine months ended September 30, 2020 includes compensation of $10.2 million and $18.3 million, respectively, related to secondary sales of common stock by certain current and former employees. There were no such expenses recorded for the three and nine months ended September 30, 2021.
(2)Resolution of certain tax matters in certain jurisdictions with relevant authorities.
(3)The income tax effects of non-GAAP adjustments are calculated based on the applicable statutory tax rate for the relevant jurisdiction, except for those items which are non-taxable or subject to valuation allowances for which the tax expense (benefit) was calculated at 0%. The tax benefit for amortization is calculated in a similar manner as the tax effects of the non-GAAP adjustments.
(4)Amounts are attributable for both the common and preferred stockholders, treated as one class of stock.
(5)Basic weighted-average shares was used to compute both basic and diluted non-GAAP net loss attributable to common stockholders per share for the nine months ended September 30, 2020.

DIGITALOCEAN HOLDINGS, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(in thousands)
(unaudited)
Stock-Based Compensation

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Cost of revenue	$196	$302	$797	$394
Research and development	6,099	2,950	13,794	5,983
Sales and marketing	2,582	470	5,621	1,149
General and administrative	9,678	9,004	17,168	17,339
Total	$18,555	$12,726	$37,380	$24,865